UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 30, 2011

COMMAND CENTER, INC.
(Exact name of registrant as specified in its charter)

Washington	000-53088	91-2079472
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3773 West Fifth Avenue, Post Falls, Idaho 83854
Address of principal executive offices  Zip Code

Registrant’s telephone number, including area code:   208-773-7450

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Officer. On December 28, 2011, Command Center (the “Company”) was notified by counsel for Jeff R. Mitchell that he resigned as Chief Financial Officer. The Company has requested clarification and notice by Mr. Mitchell of his resignation as well as if he has known disagreement with any matter relating to the Company’s operations, policies or practices.

Subject to confirmation of Mr. Mitchell’s resignation, it is anticipated that the Board of Directors will appoint Ralph E. Peterson as the Company’s interim Chief Financial Officer while a comprehensive search is underway.

Mr. Mitchell has not had any material direct or indirect interest in any of the Company’s transactions since the beginning of the Company’s last fiscal year nor is he engaged in any currently proposed transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.	December 30, 2011

/s/ Glenn Welstad
Chief Executive Officer